Exhibit 99.1

NEWS RELEASE
LOEWS CORPORATION REPORTS NET INCOME OF $444 MILLION
FOR THE SECOND QUARTER OF 2026

New York, NY, August 3, 2026: Loews Corporation (NYSE: L) today released its second quarter 2026 financial results.

Second Quarter 2026 highlights:
Loews Corporation reported net income of $444 million, or $2.16 per share, in the second quarter of 2026, compared to $391 million, or $1.87 per share, in the second quarter of 2025. The following are key highlights of our second quarter results:

•CNA Financial Corporation’s (NYSE: CNA) net income attributable to Loews Corporation increased year-over-year primarily due to higher net investment income and lower investment losses, partially offset by lower underlying underwriting results.
•Boardwalk Pipelines’ net income increased year-over-year primarily due to higher contracting rates on gas transportation and higher product sales, partially offset by higher operating expenses.
•Loews Hotels’ net income increased year-over-year primarily due to higher average daily rates and occupied room nights across most of its portfolio.
•Corporate segment net income was essentially unchanged year-over-year.
•Book value per share increased to $93.52 as of June 30, 2026, from $90.71 as of December 31, 2025.
•Book value per share, excluding AOCI, increased to $99.27 as of June 30, 2026, from $95.89 as of December 31, 2025.
•On June 30, 2026, the parent company had $4.4 billion of cash and investments and $1.8 billion of debt.
•Loews Corporation repurchased 1.4 million shares of its common stock during the second quarter of 2026 for a total cost of $146 million.

Consolidated highlights:

	June 30,
	Three Months		Six Months
(In millions)	2026	2025	2026	2025
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial	$294	$274	$488	$526
Boardwalk Pipelines	100	88	259	240
Loews Hotels & Co	48	28	74	28
Corporate	2	1	(40)	(33)
Net income attributable to Loews Corporation	$444	$391	$781	$761
Net income per share attributable to Loews Corporation	$2.16	$1.87	$3.79	$3.61

	June 30, 2026	December 31, 2025

Book value per share	$93.52	$90.71
Book value per share excluding AOCI	$99.27	$95.89
Shares of common stock outstanding (in millions)	204.4	206.0

Three months ended June 30, 2026 compared to 2025

CNA:
•Net income attributable to Loews Corporation increased to $294 million compared to $274 million.
•Core income decreased to $324 million compared to $335 million primarily driven by lower underlying underwriting results, partially offset by higher net investment income.
•Net earned premiums grew by 3% and net written premiums grew by 4% for CNA’s Property and Casualty business.
•Property and Casualty’s combined ratio increased by 2.4 points to 96.5% compared to 94.1% largely due to a higher underlying loss ratio. Property and Casualty’s underlying combined ratio increased to 94.2% from 91.7%.
•Property and Casualty’s underlying loss ratio of 64.1% was consistent with the first quarter of 2026, but increased by 2.6 points compared to the prior year second quarter, mainly driven by higher loss cost trends and lower-than-expected rate in certain lines in recent quarters.
•Net investment income increased due to higher limited partnership and common stock returns, as well as higher income from fixed income securities as a result of a larger invested asset base and favorable reinvestment rates.
•Investment losses decreased due to lower losses on disposals of fixed maturity securities.

Boardwalk:
•Net income increased to $100 million compared to $88 million.
•EBITDA increased to $279 million compared to $274 million.
•Net income and EBITDA improved primarily due to an increase in gas transportation revenues from higher contracting rates and recently completed growth projects, as well as higher product sales, partially offset by higher operating expenses.

Loews Hotels:
•Net income increased 71% to $48 million compared to $28 million.
•Adjusted EBITDA increased 26% to $137 million compared to $109 million.
•Net income and adjusted EBITDA improved primarily due to higher average daily rates and occupied room nights across most of its portfolio, particularly at the Universal Orlando Resort properties and the Miami Beach Hotel post renovation.

Corporate:
•Net income of $2 million compared to $1 million.

Six months ended June 30, 2026 compared to 2025

Loews Corporation reported net income of $781 million, or $3.79 per share, compared to $761 million, or $3.61 per share, in 2025. The following are key highlights:

•CNA’s net income attributable to Loews Corporation decreased primarily due to lower underlying underwriting results, partially offset by higher net investment income and lower investment losses.
•Property and Casualty’s combined ratio increased by 3.1 points to 99.4% compared to 96.3% largely due to a higher underlying loss ratio and unfavorable net prior year loss reserve development. Property and Casualty’s underlying combined ratio was 94.5% compared to 92.0%.
•Property and Casualty’s underlying loss ratio increased by 2.6 points, mainly driven by higher loss cost trends and lower-than-expected rate in certain lines in recent quarters.
•CNA’s net investment income increased due to higher limited partnership and common stock returns, as well as higher income from fixed income securities as a result of a larger invested asset base and favorable reinvestment rates.
•Boardwalk’s net income improved primarily due to an increase in gas transportation revenues from higher contracting rates and higher utilization-based and growth project revenues, as well as higher storage and parking and lending revenues, partially offset by higher operating expenses.
•Loews Hotels’ net income improved primarily due to higher equity income from joint ventures, driven by growth in the overall average daily rate and an increase in the number of occupied room nights at the Universal Orlando Resort properties.
•Corporate segment results declined year-over-year primarily driven by higher interest expense related to a recent debt refinancing.

Share Purchases:
•On June 30, 2026, there were 204.4 million shares of Loews common stock outstanding.
•During the three months ended June 30, 2026, Loews Corporation repurchased 1.4 million shares of its common stock for a total cost of $146 million.
•Depending on market conditions, Loews may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market (including, with respect to Loews common stock, in open market transactions that may or may not satisfy all of the conditions of the Rule 10b-18 voluntary safe harbor), in privately negotiated transactions or otherwise.

Reconciliation of GAAP Measures to Non-GAAP Measures

This news release contains financial measures that are not in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Management believes some investors may find these measures useful to evaluate our and our subsidiaries’ financial performance. CNA utilizes core income, underlying loss ratio and underlying combined ratio. Boardwalk utilizes earnings before interest, income tax expense, depreciation and amortization (“EBITDA”), and Loews Hotels utilizes Adjusted EBITDA. These non-GAAP measures are defined and reconciled to the most comparable GAAP measures on pages 6 through 8 of this release.

Earnings Remarks

For Loews Corporation

–Today, August 3, 2026, earnings remarks will be available on the Investors section of our website at www.loews.com.
–Remarks will include commentary from Loews’s president and chief executive officer and chief financial officer.

For CNA

–Today, August 3, 2026, earnings remarks will be available on the Investor Relations section of CNA’s website at www.cna.com.
–Remarks will include commentary from CNA’s president and chief executive officer and chief financial officer.

About Loews Corporation

Loews Corporation is a diversified company with businesses in the insurance, energy, hospitality and packaging industries. For more information, please visit www.loews.com.

Forward-Looking Statements

Statements contained in this news release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by the Company. A discussion of the important risk factors and other considerations that could materially impact these matters, as well as the Company’s overall business and financial performance, can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this news release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Investor relations and media relations contact:

Chris Nugent
1-212-521-2403

Loews Corporation and Subsidiaries
Selected Financial Information

	June 30,
	Three Months		Six Months
(In millions)	2026	2025	2026	2025
Revenues:
CNA Financial (a)	$3,829	$3,717	$7,506	$7,344
Boardwalk Pipelines	576	537	1,207	1,159
Loews Hotels & Co	276	254	530	499
Corporate investment income, net	53	47	46	47
Total	$4,734	$4,555	$9,289	$9,049
Income (Loss) Before Income Tax:
CNA Financial (a)	$405	$380	$672	$729
Boardwalk Pipelines	133	117	344	319
Loews Hotels & Co	69	39	106	43
Corporate:
Investment income, net	55	49	51	49
Other (b)	(50)	(46)	(98)	(87)
Total	$612	$539	$1,075	$1,053
Net Income (Loss) Attributable to Loews Corporation:
CNA Financial (a)	$294	$274	$488	$526
Boardwalk Pipelines	100	88	259	240
Loews Hotels & Co	48	28	74	28
Corporate:
Investment income, net	44	40	41	40
Other (b)	(42)	(39)	(81)	(73)
Net income attributable to Loews Corporation	$444	$391	$781	$761

(a)The three months ended June 30, 2026 and 2025 include net investment losses of $5 million and $46 million ($3 million and $34 million after tax and noncontrolling interests). The six months ended June 30, 2026 and 2025 include net investment losses of $23 million and $55 million ($16 million and $40 million after tax and noncontrolling interests).
(b)Consists of parent company interest expense, corporate expenses and the equity loss of Altium Packaging.

Loews Corporation and Subsidiaries
Consolidated Financial Review

	June 30,
	Three Months		Six Months
(In millions, except per share data)	2026	2025	2026	2025
Revenues:
Insurance premiums	$2,757	$2,694	$5,456	$5,320
Net investment income	761	714	1,374	1,322
Investment losses	(5)	(46)	(23)	(55)
Operating revenues and other	1,221	1,193	2,482	2,462
Total	4,734	4,555	9,289	9,049

Expenses:
Insurance claims and policyholders’ benefits	2,169	2,085	4,344	4,112
Operating expenses and other	1,953	1,931	3,870	3,884
Total	4,122	4,016	8,214	7,996

Income before income tax	612	539	1,075	1,053
Income tax expense	(141)	(123)	(250)	(245)
Net income	471	416	825	808
Amounts attributable to noncontrolling interests	(27)	(25)	(44)	(47)
Net income attributable to Loews Corporation	$444	$391	$781	$761

Net income per share attributable to Loews Corporation	$2.16	$1.87	$3.79	$3.61

Weighted average number of shares	205.57	209.36	205.92	210.97

Definitions of Non-GAAP Measures and Reconciliation of GAAP Measures to Non-GAAP Measures:

CNA Financial Corporation

Core income is calculated by excluding from CNA’s net income attributable to Loews Corporation the after-tax effects of investment gains or losses and gains or losses resulting from pension settlement transactions. In addition, core income excludes the effects of noncontrolling interests. The calculation of core income excludes investment gains or losses because they are generally driven by economic factors that are not necessarily reflective of CNA’s primary insurance operations. The calculation of core income excludes gains or losses resulting from pension settlement transactions as they result from decisions regarding CNA’s defined benefit pension plans which are unrelated to its primary insurance operations.

The following table presents a reconciliation of CNA net income attributable to Loews Corporation to core income:

	June 30,
	Three Months		Six Months
(In millions)	2026	2025	2026	2025
CNA net income attributable to Loews Corporation	$294	$274	$488	$526
Investment losses	3	36	17	43
Noncontrolling interests	27	25	44	47
Core income	$324	$335	$549	$616

In evaluating the results of Property & Casualty operations, CNA utilizes the loss ratio, the underlying loss ratio, the expense ratio, the dividend ratio, the combined ratio and the underlying combined ratio. These ratios are calculated using GAAP financial results. The loss ratio is the percentage of net incurred claim and claim adjustment expenses to net earned premiums. The underlying loss ratio excludes the impact of catastrophe-related reinstatement premiums, catastrophe losses and development-related items from the loss ratio. Development-related items represent net prior year loss reserve and premium development, and includes the effects of interest accretion and change in allowance for uncollectible reinsurance. The expense ratio is the percentage of insurance underwriting and acquisition expenses, including the amortization of deferred acquisition costs, to net earned premiums. The dividend ratio is the ratio of policyholders’ dividends incurred to net earned premiums. The combined ratio is the sum of the loss ratio, the expense ratio and the dividend ratio. The underlying combined ratio is the sum of the underlying loss ratio, the expense ratio and the dividend ratio. The underlying loss ratio and the underlying combined ratio are deemed to be non-GAAP financial measures, and management believes some investors may find these ratios useful to evaluate CNA’s underwriting performance since they remove the impact of catastrophes which are unpredictable as to timing and amount, and development-related items as they are not indicative of current year underwriting performance.

The following table presents a reconciliation of CNA’s loss ratio to underlying loss ratio and CNA’s combined ratio to underlying combined ratio:

	June 30,
	Three Months		Six Months
	2026	2025	2026	2025
Loss ratio	66.4%	63.9%	69.0%	65.8%
Expense ratio	29.7	29.8	30.0	30.1
Dividend ratio	0.4	0.4	0.4	0.4
Combined ratio	96.5%	94.1%	99.4%	96.3%
Less: Effect of catastrophe impacts	2.3	2.4	2.9	3.1
Less: Effect of development-related items			2.0	1.2
Underlying combined ratio	94.2%	91.7%	94.5%	92.0%
Underlying loss ratio	64.1%	61.5%	64.1%	61.5%

Boardwalk Pipelines

EBITDA is defined as earnings before interest, income tax expense, depreciation and amortization. The following table presents a reconciliation of Boardwalk’s net income attributable to Loews Corporation to its EBITDA:

	June 30,
	Three Months		Six Months
(In millions)	2026	2025	2026	2025
Boardwalk net income attributable to Loews Corporation	$100	$88	$259	$240
Interest, net	34	37	72	75
Income tax expense	33	29	85	79
Depreciation and amortization	112	120	223	226
EBITDA	$279	$274	$639	$620

Loews Hotels & Co

Adjusted EBITDA is calculated by excluding from Loews Hotels & Co’s EBITDA, the noncontrolling interest share of EBITDA adjustments, gains or losses on asset acquisitions and dispositions, asset impairments, and equity method income, and including Loews Hotels & Co’s pro rata Adjusted EBITDA of equity method investments. Pro rata Adjusted EBITDA of equity method investments is calculated by applying Loews Hotels & Co’s ownership percentage to the underlying equity method investment’s components of Adjusted EBITDA and excluding distributions in excess of basis.

The following table presents a reconciliation of Loews Hotels & Co net income attributable to Loews Corporation to its Adjusted EBITDA:

	June 30,
	Three Months		Six Months
(In millions)	2026	2025	2026	2025
Loews Hotels & Co net income attributable to Loews Corporation	$48	$28	$74	$28
Interest, net	12	16	24	29
Income tax expense	21	11	32	15
Depreciation and amortization	27	24	53	48
EBITDA	108	79	183	120
Noncontrolling interest share of EBITDA adjustments		(1)		(2)
Asset impairments			9
Equity investment adjustments:
Loews Hotels & Co’s equity method income	(41)	(29)	(85)	(35)
Pro rata Adjusted EBITDA of equity method investments	71	60	154	106
Consolidation adjustments	(1)			1
Adjusted EBITDA	$137	$109	$261	$190

The following table presents a reconciliation of Loews Hotels & Co’s equity method income to the Pro rata Adjusted EBITDA of its equity method investments:

	June 30,
	Three Months		Six Months
(In millions)	2026	2025	2026	2025
Loews Hotels & Co’s equity method income	$41	$29	$85	$35
Pro rata share of equity method investments:
Interest, net	19	16	36	26
Income tax expense
Depreciation and amortization	18	15	35	28
Asset impairments				9
Distributions in excess of basis	(4)	(1)	3	8
Other adjustments	(3)	1	(5)
Pro rata Adjusted EBITDA of equity method investments	$71	$60	$154	$106